EXHIBIT 99.B11-2








                                EXHIBIT 23(j)(2)
                   CONSENT OF SUTHERLAND ASBILL & BRENNAN, LLP








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[Sutherland Asbill & Brennan LLP Letterhead]



                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP



                  We consent to the reference to our firm under the heading "Legal Counsel and Auditors" in the statement of additional information included in Post-Effective Amendment No. 32 to the Registration Statement on Form N-1A for IDEX Mutual Funds (File No. 33-2659). In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.

                                   SUTHERLAND ASBILL & BRENNAN LLP

                                   By:  /s/   KIMBERLY J. SMITH
                                      ------------------------------------------
                                        Kimberly J. Smith, Esq.

Washington, D.C.
October 29, 1999